EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Jensen Quality Growth Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Jensen Quality Growth Fund Inc. for the period ended November 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Jensen Quality Growth Fund Inc. for the stated period.

/s/ Robert McIver	/s/ Shannon Contreras
Robert McIver	Shannon Contreras
President, The Jensen Quality Growth Fund Inc.	Treasurer, The Jensen Quality Growth Fund Inc.

Dated: 3/11/2025

This statement accompanies this report on Form N-CSRS pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Jensen Quality Growth Fund for purposes of Section 18 of the Securities Exchange Act of 1934.